EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to Registration Statement No. 33-55767 on Form S-4 of RJR Nabisco Holdings Corp. of our report dated March 20, 1994, which appears on page 41 of Borden, Inc.'s 1993 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" and "Borden, Inc. Selected Historical Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Borden, Inc. Selected Historical Consolidated Financial Data."


                                          PRICE WATERHOUSE LLP


                                          Columbus, Ohio
                                          January 5, 1995